EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                     AUGUST 11, 2011

TANDY LEATHER FACTORY REPORTS Q2 2011 FINANCIAL RESULTS
NET INCOME UP 1%, OPERATING INCOME UP 23%

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the second quarter of 2011.  Consolidated net income for the quarter ended June 30, 2011 was $1,076,000 compared to consolidated net income of $1,061,000 for the second quarter of 2010, an increase of 1%.  Fully diluted earnings per share for the quarter were $0.11, compared to $0.10 in the second quarter of last year.  Total sales for the quarter ended June 30, 2011 were $15.9 million, up 11% from $14.4 million in the second quarter last year.

Consolidated sales for the six months ended June 30, 2011 were $31.8 million, up 10% from the 2010 first half sales of $28.9 million.  Consolidated net income for the first half of 2011 was up 11% at $2.2 million or $0.22 per fully-diluted share versus $2.0 million or $0.20 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $1.2 million in the second quarter, a 16% improvement over last year's second quarter.  Seventy-seven stores comprised Tandy Leather's operations on June 30, 2011, compared to seventy-six stores a year ago.  For the first six months of 2011, Retail Leathercraft’s sales increased $2.3 million, or 15%, over the first six months of 2010.  Second quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory stores and national account group, were up 4% or $223,000 from the same quarter last year.  For the first six months of 2011, Wholesale Leathercraft’s sales were up $356,000, or 3%, from the same period in 2010.  International Leathercraft, consisting of one store located in the United Kingdom, reported a sales increase of 34%, or $133,000, compared to the second quarter of 2010.  For the year, International Leathercraft’s sales were up 33%, or $257,000, over the same period last year.

Consolidated gross profit margin for the current quarter was 61.8%, improving from 60.7% for the second quarter of 2010.  For the first two quarters of this year, consolidated gross profit margin was 60.9%, decreasing from last year's gross profit margin of 61.1%.  Consolidated operating expenses rose approximately 11% and 7% for the quarter and the year, respectively, $805,000 in the current quarter and $977,000 for the first six months over the same periods a year ago.  For the second quarter, the significant increases in expenses occurred in employee compensation and benefits, legal fees, supplies, and freight out.  For the year, expenses increases mirrored that of the second quarter.  Consolidated operating margin improved for the quarter to 11.1% compared to 10.1% last year.  On a year-to-date basis, consolidated operating margin improved from 10.3% last year to 11.6% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “We managed to get through the quarter with higher sales, compared to last year’s second quarter, but only a minimal increase to earnings.  Gross profit margins as a percentage of sales are still down for the year, but improved slightly for the second quarter.  The balance between sales and gross margins is a challenging task, but I believe we were successful finding that balance in the second quarter.  We expect the pressure on margins to ease slightly as we go through the last half of the year.”

Chief Financial Officer and Treasurer, Shannon Greene, added, “Despite only a small increase in our second quarter earnings compared to last year’s second quarter, we are in line with our internal targets.  The second quarter expense increase is easily identifiable and unfortunately, not totally controllable.  Our cost of employee health coverage is up this quarter, as are legal and professional fees.  Further, some non-operating items, specifically foreign currency translation, interest income, and gas royalty income, hurt us this quarter.  These five items, and the income tax associated with them, affected our second quarter earnings by approximately $400,000.  That has a significant impact on earnings.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 77 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and one combination wholesale/retail store located in the United Kingdom.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,471,072	$608,385	$6,248,279	$623,266
Retail Leathercraft	8,934,306	1,038,301	7,706,679	769,476
International Leathercraft	528,543	122,629	395,864	51,569
Total Operations	$15,933,921	$1,769,315	$14,350,822	$1,444,311

	Six Months Ended 06/30/11		Six Months Ended 06/30/10
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$13,191,781	$1,418,439	$12,836,083	$1,157,462
Retail Leathercraft	17,583,458	2,040,602	15,322,975	1,692,214
International Leathercraft	1,037,722	222,762	780,302	131,003
Total Operations	$31,812,961	$3,681,803	$28,939,360	$2,980,679

Wholesale Leathercraft	Quarter Ended 06/30/11		Quarter Ended 06/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	29	$5,838,551	29	$5,485,026
Closed store	-	-	1	83,203
National account group	n/a	632,521	n/a	680,050
Total Sales – Wholesale Leathercraft	29	$6,471,072	30	$6,248,279

Wholesale Leathercraft	Six Months Ended 06/30/11		Six Months Ended 06/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	29	$11,771,831	29	$11,179,307
Closed store	-	-	1	172,099
National account group	n/a	1,419,950	n/a	1,484,677
Total Sales – Wholesale Leathercraft	29	$13,191,781	29	$12,836,083

Retail Leathercraft	Quarter Ended 06/30/11		Quarter Ended 06/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	76	$8,924,874	76	$7,706,679
New store sales	1	9,432	-	-
Total Sales – Retail Leathercraft	77	$8,934,306	76	$7,706,679

Retail Leathercraft	Six Months Ended 06/30/11		Six Months Ended 06/30/10
	# of stores	Sales	# of stores	Sales
Same store sales	75	$17,405,991	75	$15,227,973
New store sales	2	177,467	1	95,002
Total Sales – Retail Leathercraft	77	$17,583,458	76	$15,322,975

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	June 30, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
CURRENT ASSETS:
Cash	$4,897,099	$4,293,746
Short-term investments, including certificates of deposit	976,341	1,621,593
Accounts receivable-trade, net of allowance for doubtful accounts
of $72,000 and $147,000 in 2011 and 2010, respectively	1,353,624	1,253,639
Inventory	20,260,247	20,236,028
Prepaid income taxes	56,749	-
Deferred income taxes	287,239	307,509
Other current assets	1,354,223	1,056,201
Total current assets	29,185,522	28,768,716

PROPERTY AND EQUIPMENT, at cost	14,476,574	14,390,662
Less accumulated depreciation and amortization	(4,269,432)	(4,106,121)
	10,207,142	1,284,541

GOODWILL	994,669	990,368
OTHER INTANGIBLES, net of accumulated amortization of
$518,000 and $495,000 in 2011 and 2010, respectively	210,784	232,416
OTHER assets	316,692	319,533
	$40,914,809	$40,595,574

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,498,195	$1,247,821
Accrued expenses and other liabilities	3,025,483	4,893,236
Income taxes payable	-	554,380
Current maturities of long-term debt and capital lease obligations	202,500	202,500
Total current liabilities	4,726,178	6,897,937

DEFERRED INCOME TAXES	840,392	628,543

LONG-TERM DEBT, net of current maturities	3,206,250	3,307,500
CAPITAL LEASE OBLIGATION, net of current maturities	-	-

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,150,065 shares issued at 2011 and 2010,
10,156,442 shares outstanding at 2011 and 2010	26,760	26,760
Paid-in capital	5,729,417	5,703,387
Retained earnings	28,656,267	26,429,335
Treasury stock (993,623 shares at cost at 2011 and 2010, respectively)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	623,613	496,180
Total stockholders' equity	32,141,989	29,761,594
	$40,914,809	$40,595,574

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Six Months Ended June 30, 2011 and 2010

	THREE MONTHS		SIX MONTHS
	2011	2010	2011	2010

NET SALES	$15,933,921	$14,350,822	$31,812,961	$28,939,360

COST OF SALES	6,088,667	5,635,856	12,442,859	11,247,798
Gross profit	9,845,254	8,714,966	19,370,102	17,691,562

OPERATING EXPENSES	8,075,939	7,270,655	15,688,299	14,710,883
INCOME FROM OPERATIONS	1,769,315	1,444,311	3,681,803	2,980,679

OTHER (INCOME) EXPENSE:
Interest expense	62,132	65,615	124,135	131,219
Other, net	45,767	(81,741)	94,599	(83,208)
Total other (income) expense	107,899	(16,126)	218,734	48,011

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,661,416	1,460,437	3,463,069	2,932,668

PROVISION FOR INCOME TAXES	585,060	399,327	1,236,137	923,981

NET INCOME FROM CONTINUING OPERATIONS	1,076,356	1,061,110	2,226,932	2,008,687

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	-	-	536

NET INCOME	$1,076,356	$1,061,110	$2,226,932	$2,009,223

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.22	$0.20
Diluted	$0.11	$0.10	$0.22	$0.20

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
Basic	$0.00	$0.00	$0.00	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

NET INCOME PER COMMON SHARE:
Basic	$0.11	$0.10	$0.22	$0.20
Diluted	$0.11	$0.10	$0.22	$0.20

Weighted average number of shares outstanding:
Basic	10,156,442	10,191,506	10,156,442	10,164,759
Diluted	10,168,098	10,238,217	10,175,561	10,226,015

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Six Months Ended June 30, 2011 and 2010
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,226,932	$2,009,223
Income from discontinued operations	-	536
	2,226,932	2,008,687
Adjustments to reconcile net income to net cash
cash provided by (used in) operating activities-
Depreciation & amortization	497,351	471,410
Loss on disposal of assets	79,035	8,553
Non-cash stock-based compensation	26,030	18,388
Deferred income taxes	175,370	(82,823)
Other	117,789	(52,842)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(99,985)	(195,779)
Inventory	(24,219)	(1,244,465)
Income taxes	(554,380)	(406,926)
Other current assets	(298,022)	(1,063,029)
Accounts payable	250,374	517,249
Accrued expenses and other liabilities	(1,867,753)	383,085
Total adjustments	(1,698,410)	(1,647,179)

Net cash provided by continuing operating activities	528,522	361,508
Cash provided by discontinued operating activities	-	6,831
Net cash provided by operating activities	528,522	368,339

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(497,485)	(238,756)
Purchase of certificates of deposit	-	(2,572,593)
Proceeds from maturities of certificates of deposit	645,252	5,086,000
Proceeds from sale of assets	25,473	6,560
Decrease (increase) in other assets	2,841	(1,612)

Net cash provided by continuing investing activities	176,081	2,279,599
Cash provided by discontinued investing activities	-	-
Net cash provided by investing activities	176,081	2,279,599

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(101,250)	(101,250)
Repurchase of common stock (treasury stock)	-	(8,419)
Proceeds from issuance of common stock	-	166,466

Net cash (used in) provided by continuing financing activities	(101,250)	56,797
Cash provided by discontinued financing activities	-	-
Net cash (used in) provided by financing activities	(101,250)	56,797

NET CHANGE IN CASH	603,353	2,704,735

CASH, beginning of period	4,293,746	7,891,962

CASH, end of period	$4,897,099	$10,596,697

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$124,135	$131,219
Income taxes paid during the period, net of (refunds)	1,471,101	1,405,089